Exhibit 10.1

SUBSCRIPTION AGREEMENT

           THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of March 23, 2016, by and between Meridian Waste Solutions, Inc., a New York corporation with its headquarters located at 12540 Broadwell Road, Suite 2104, Milton, GA 30004 (the “Company”), and the subscriber identified on the signature page hereto (the “Subscriber”).

           WHEREAS, effective March 23, 2016, the Company is offering up to One Million Six Hundred Thousand Dollars ($1,600,000) of shares of the Company’s common stock, par value $0.025 per share (the “Common Stock”), at a price of $1.12 per share to certain accredited investors for a period of 30 days (the “Offering”);

WHEREAS, pursuant to the Offering, the Subscriber wishes to purchase and acquire from the Company, and the Company desires to issue and sell to the Subscriber [●] shares (the “Shares”), for the aggregate principal amount of [$●] (the “Purchase Price”).

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(a)(2) of the 1933 Act.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Purchase and Sale.   Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to issue, sell, assign, transfer and deliver to Subscriber, and Subscriber hereby agrees to purchase and accept delivery from the Company, the Shares, free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever (“Encumbrances”).  In consideration thereof, and subject to the terms and conditions set forth in this Agreement, (i) the Subscriber shall pay the Purchase Price to the Company by wire transfer of immediately available funds in accordance with the instructions on Schedule I hereto and (ii) the Company shall cause the Shares to be issued to the Subscriber by no later than three (3) business days from the date of delivery of the Purchase Price.

2.           Subscriber Representations and Warranties.  Subscriber hereby represents, warrants and agrees with the Company that:

(a)           Standing of Subscriber.  If Subscriber is an entity, such Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.  If Subscriber is a natural person, such Subscriber is not a minor and has the legal capacity to enter into this Agreement;

(b)           Authorization and Power.  Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares.  The execution, delivery and performance of this Agreement by Subscriber and, if Subscriber is an entity, the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of Subscriber, its board of directors or similar governing body, or stockholders is required, as applicable.  This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with the terms thereof;

(c)           Independent Advice.  Subscriber has been urged, and has been given the opportunity, to seek independent advice from professional advisors relating to the suitability of an investment in the Company in view of subscriber’s overall financial needs and with respect to the legal and tax consequences of such investment.  The Subscriber acknowledges that there may be certain adverse tax consequences to me in connection with the purchase of the Shares.

(d)           No Conflicts.  If Subscriber is an entity, the execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not and will not result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, as applicable;

(e)           Information on Subscriber.  Such Subscriber is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  Subscriber is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.  Subscriber understands that the Company is relying on Subscriber’s representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the 1933 Act and certain state securities laws;

(f)           Purchase of Shares.  Subscriber will purchase the Shares for its own account for investment and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the 1933 Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other person or entity to distribute or regarding the distribution of such Shares;

(g)           Transfer or Re-sale.  The Subscriber understands that the sale or re-sale of the Shares has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Shares may not be transferred unless the Shares are sold pursuant to an effective registration statement under the 1933 Act, the Subscriber shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, the Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Subscriber who agrees to sell or otherwise transfer the Shares only in accordance with this Section 2(g) and who is an Accredited Investor,  the Shares are sold pursuant to Rule 144, or    the Shares are sold pursuant to Regulation S under the 1933 Act (or a successor rule), and the Subscriber shall have delivered to the Company  an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).  Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(h)           Legend.  The Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE COMPANY), IN AN ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

(i)           No Governmental Endorsement. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares;

(j)           Receipt of Information.  Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.  Subscriber further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access; and

(k)           Highly Speculative Investment. Subscriber acknowledges and agrees that a purchase of the Shares is highly speculative and involves significant risks and that the Shares should not be purchased if Subscriber cannot afford the loss of Subscriber’s entire investment. The business objectives of the Company are speculative, and it is possible that the Company may be unable to achieve them. Subscriber understands that Subscriber may be unable to realize a substantial return on the purchase of the offered Shares, or any return whatsoever, and may lose Subscriber’s entire investment. Subscriber fully understands the nature of the risks involved in purchasing the Shares and it is qualified by its knowledge and experience to evaluate investments of this type.  Subscriber has carefully considered the potential risks relating to the Company and purchase of its securities and has independently evaluated the risks of purchasing the Shares.

(l)           Subscriber believes that the investment in the Shares is suitable for it based upon its investment objectives and financial needs, and it has adequate means for providing for its current financial needs and contingencies and has no need for liquidity with respect to its investment in the Company.

(m)           Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and have obtained, in its judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company.  Subscriber has not utilized any person as its purchaser representative as defined in Regulation D under the 1933 Act in connection with evaluating such merits and risks.

(n)           Subscriber has relied solely upon its own investigation in making a decision to invest in the Company.

(o)           Subscriber has received no representation or warranty from the Company or any of its officers, directors, employees, or agents in respect of its investment in the Company and in making its investment in the Shares, Subscriber has not relied upon any information (written or otherwise) from them relating to this offering other than as set forth herein.

(p)           Subscriber is not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(q)           Subscriber hereby acknowledges and is aware that Subscriber is not entitled to cancel, terminate, or revoke this subscription, and any agreements made in connection herewith survives any death or disability of a natural person Subscriber.

(r)           Subscriber understands that the price for the Shares has been arbitrarily determined.  The price for the Shares bears no necessary relationship to the assets, earnings or book value of the Company, or any other objective standard of value.

(s)            No Market Manipulation.  Subscriber and Subscriber’s affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock, to facilitate the sale or resale of the Shares or affect the price at which the Shares may be issued or resold.

(t)           Reliance on Exemptions.  The Subscriber understands that the Shares are being offered and sold or assigned to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of Subscriber to acquire the Shares.

(u)           The Subscriber has read the Company’s most recent Annual Report on Form 10-K filed with the SEC, as well as the Company’s subsequent filings with the SEC of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, available at www.sec.gov.

3.           Company Representations and Warranties.  The Company represents, warrants and agrees with, Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)           Authority; Enforceability.  This Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder;

(c)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder, including, without limitation, the issuance of the Shares;

(d)           No Violation or Conflict.  Neither the issuance of the Shares nor the performance of the Company’s obligations under this Agreement will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or bylaws of the Company or (b) any decree, judgment, order or determination applicable to the Company of any court, governmental agency or body having jurisdiction over the Company or over the properties or assets of the Company or (c) any contract, agreement, instrument or undertaking to which the Company or any subsidiary is a party; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Shares except in favor of Subscriber as described herein;

(e)           The Shares.  Upon issuance, the Shares:

(i)           shall be free and clear of any security interests, liens, claims or other Encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           shall have been duly and validly issued, fully paid and non-assessable; and

(iii)           will not subject the holders thereof to personal liability by reason of being such holders;

(f)           Litigation.  There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before or by any court, governmental agency or body having jurisdiction over the Company including, without limitation, any such that would effect the execution by the Company or the complete and timely performance by the Company of its obligations under this Agreement.

(g)           Full Disclosure.  No representation or warranty or other statement made by the Company in this Agreement in connection with the contemplated transactions contains any untrue statement of material fact or omits to state a material fact necessary to make the representations and warranties set forth herein, in light of the circumstances in which they were made, not misleading.

4.           Adjustments.  It is the intention of the Company and Subscriber that the Subscriber shall be able to sell (if Subscriber so elects, in Subscriber’s sole and absolute discretion) the Shares, and generate net proceeds (net of all brokerage commissions and other fees or charges payable by Subscriber in connection with the sale thereof) from such sale equal to the Purchase Price.  From the date that is six months from the date hereof until the first anniversary of the date hereof (the “Reconciliation Period”), the Subscriber shall have the right (but not an obligation) to sell the Shares in the Company’s principal trading market or otherwise, at any time in accordance with applicable securities laws.  At any time the Subscriber may elect during the Reconciliation Period, the Subscriber may deliver to the Company a reconciliation statement showing the net proceeds actually received by the Subscriber from the sale of the Shares (the “Sale Reconciliation”).  If, as of the date of the delivery by Subscriber of the Sale Reconciliation, the Subscriber has not realized net proceeds from the sale of such Shares equal to at least the Purchase Price, as shown on the Sale Reconciliation, then the Company shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Subscriber in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Shares, the Subscriber shall have received total net funds equal to the Purchase Price.  If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, during the Reconciliation Period, the Subscriber still has not received net proceeds equal to at least the Purchase Price, then the Company shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Subscriber as contemplated above, and such additional issuances shall continue until the Subscriber has received net proceeds from the sale of such Common Stock equal to the Purchase Price.  In the event additional Common Stock is required to be issued as outlined above, the Company shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to the Subscriber immediately subsequent to the Subscriber’s notification to the Company that additional shares of Common Stock are issuable hereunder, and the Company shall in any event cause its Transfer Agent to deliver such certificates to Subscriber within three (3) Business Days following the date Subscriber notifies the Company that additional shares of Common Stock are to be issued hereunder.  For the avoidance of doubt, upon expiration of the Reconciliation Period this Section 4 shall be of no further force or effect.

5.           Broker’s Commission/Finder’s Fee.  The Company on the one hand, and Subscriber on the other hand, agrees to indemnify the other against and hold the other harmless from any all liabilities to anyone claiming brokerage commission or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions, other than Garden State Securities, to whom the Company agrees and acknowledges to pay broker’s commissions in the form of (i) cash, in the amount equal to a 6.25% of the Purchase Price and (ii) stock, in the amount equal to 1.75% of the number of the Shares. The Company represents that to the best of its knowledge there are no other parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the offering of the Shares.  Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber’s own actions and not for any action of any other Subscriber.  The liability of the Company and each Subscriber’s liability hereunder is several and not joint.

6.           Covenants Regarding Indemnification.  Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other party and the other party’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty by the indemnifying party in this Agreement or (ii) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party.

7.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth on the signature pages hereto or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated on the signature page hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

(b)           Entire Agreement; Assignment.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.  Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties hereto agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(e)           Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(f)           Captions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

RESIDENTS OF ALL STATES: THE SHARES OFFERED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SHARES IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SHARES HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

MERIDIAN WASTE SOLUTIONS, INC
a New York corporation

By: ______________________________
Name: Jeffrey Cosman
Title: Chief Executive Officer

Address:

Facsimile No.: _______________________

Dated: _____________, 2016

SUBSCRIBER
Name of Subscriber:
___________________________________
Address:
___________________________________
___________________________________
Fax No.: ____________________________
Taxpayer ID# (if applicable): _____________
___________________________________
(Signature)
By: ________________________________
Dated: _____________, 2016
Aggregate Purchase Price:  ______________

 [Signature Page to Meridian Waste Solutions, Inc. Subscription Agreement]